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                                     February 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.13
                                                    TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 44,914,587   7.191%    $  269,154    $  269,154   $ 3,411,682       41,502,904
  R                100             0   7.191%             0             0             0                0
  B-1        5,257,000     3,201,627   7.191%        19,186        19,186       109,619        3,092,008
  B-2       13,142,815     8,004,261   7.191%        47,966        47,966       274,054        7,730,206

          $350,471,515    56,120,475             $  336,306    $  336,306   $ 3,795,356     $ 52,325,119




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